UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 30, 2009

Starwood Hotels & Resorts Worldwide, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	1-7959	52-1193298
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1111 Westchester Avenue, White Plains, New York		10604
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(914) 640-8100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

Item 8.01. Other Events.

On April 30, 2009, Starwood Hotels & Resorts Worldwide, Inc. (the "Company") entered into an underwriting agreement (the "Underwriting Agreement") with Banc of America Securities LLC and J.P. Morgan Securities Inc. on behalf of themselves and the representatives of the underwriters named therein (collectively, the "Underwriters"). Pursuant to the Underwriting Agreement, the Company agreed to issue and sell to the Underwriters, and the Underwriters have agreed to purchase for resale to the public, $500,000,000 principal amount of the Company’s 7.875% Senior Notes due 2014 (the "Notes"). The Notes will be sold to the Underwriters at an issue price of 94.901% of the principal amount thereof, and the Underwriters will offer the Notes to the public at a price of 96.285% of the principal amount thereof. The offering of the Notes is expected to be completed on May 7, 2009.

The Company expects to receive net proceeds of approximately $474 million from the offering, which the Company intends to apply to reduce outstanding borrowings under its senior credit facilities and for general corporate purposes.

The Notes will be direct, unsecured obligations of the Company and will rank equally with all of the Company’s existing and future unsecured and unsubordinated obligations. Interest on the Notes will be payable semi-annually on April 15 and October 15 of each year, beginning on October 15, 2009.

The Notes are being offered and sold by the Company pursuant to a registration statement on Form S-3 (File No. 333-145894).

The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is filed as Exhibit 1.1 hereto and is incorporated by reference herein.
This report includes "forward-looking" statements, as that term is defined in the Private Securities Litigation Reform Act of 1995 or by the Securities and Exchange Commission in its rules, regulations and releases. Forward-looking statements are any statements other than statements of historical fact, including statements regarding the Company’s expectations, beliefs, hopes, intentions or strategies regarding the future. In some cases, forward-looking statements can be identified by the use of words such as "may," "will," "expects," "should," "believes," "plans," "anticipates," "estimates," "predicts," "potential," "continue," or other words of similar meaning. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those discussed in, or implied by, the forward-looking statements. Factors that might cause such a difference include, but are not limited to, general economic conditions, the Company’s financial and business prospects, its capital requirements, financing prospects, relationships with associates and labor unions, and those disclosed as risks in other reports filed by the Company with the Securities and Exchange Commission, including those described in the Company’s most recently filed Annual Report on Form 10-K and Quarterly Report on Form 10-Q for the three months ended March 31, 2009. The Company cautions readers that any such statements are based on currently available operational, financial and competitive information, and they should not place undue reliance on these forward-looking statements, which reflect management’s opinion only as of the date on which they were made. Except as required by law, the Company disclaims any obligation to review or update these forward-looking statements to reflect events or circumstances as they occur.
Item 9.01. Financial Statements and Exhibits.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following is filed as exhibit to this report:

1.1. Underwriting Agreement, dated April 30 2009, among Starwood Hotels & Resorts, Worldwide, Inc. and Banc of America Securities LLC and J.P. Morgan Securities Inc., on behalf of themselves and as representatives of the Underwriters.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Starwood Hotels & Resorts Worldwide, Inc.

May 4, 2009	By:	Kenneth S. Siegel

Name: Kenneth S. Siegel
Title: Chief Administrative Officer and General Counsel

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Exhibit Index

Exhibit No.	Description

1.1	Underwriting Agreement